UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2008 (January 25, 2008)

NATIONWIDE LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Ohio	2-64559	31-4156830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On January 25, 2008, Nationwide Life Insurance Company, a wholly-owned subsidiary of Nationwide Financial Services, Inc. (NFS), entered into a tax sharing agreement with each company that is now a subsidiary of NFS. Any company that in the future becomes a subsidiary of NFS will also become a party to the agreement if eligible under the Internal Revenue Code. The agreement replaces all other tax sharing agreements between the parties and is effective as of January 1, 2008.

Pursuant to the agreement, NFS and its subsidiaries agree to file consolidated tax returns for the year ending December 31, 2008 and subsequent years, and to fairly allocate among themselves the tax liabilities relating to the consolidated returns.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

Exhibit 99.1

Tax Sharing Agreement between NFS and subsidiaries, dated January 1, 2008 (previously filed as Exhibit 99.1 to Form 8-K, Commission File Number 1-12785, filed January 29, 2008, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE LIFE INSURANCE COMPANY
(Registrant)

Date: January 29, 2008	/s/ Timothy G. Frommeyer
Timothy G. Frommeyer Senior Vice President – Chief Financial Officer